Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-133368, No. 333-138070, No. 333-141571, and No. 333-148924) of Vanda Pharmaceuticals Inc. and its subsidiary (a development stage enterprise) of our report dated March 13, 2008 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
McLean, Virginia
March 13, 2008